SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                          Pursuant to Section 15(d) of
                      the Securities Exchange Act of 1934.

                                December 22, 2000

                Date of Report (Date of earliest event reported)

                            NEW FRONTIER MEDIA, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Colorado                    0-23697                      84-1084061
    -------------             ---------------               -----------------
      (State of               (Commission File              (IRS Employer I.D.
    Incorporation)                Number)                        Number)

                          5435 Airport Blvd., Suite 100
                             Boulder, Colorado 80301
                         -------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (888) 875-0632 with copies to:

                                Hank Gracin, Esq.
                               Lehman & Eilen, LLP
                         50 Charles Lindbergh Boulevard
                                    Suite 505
                                Tel: 516-222-0888
                                Fax: 516-222-0948

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) By letter dated December 22, 2000, New Frontier Media, Inc. (the "Company") terminated Spicer, Jeffries & Co. as independent certified accountants for the Company. The decision to change accountants was recommended by the Company's Board of Directors.

         The Company's former independent certified accountants', Spicer, Jeffries & Co. ("Spicer, Jeffries"), annual report covering the two fiscal years ended March 31, 2000 and 1999 did not include an adverse opinion or disclaimer of opinion, and was not qualified as to the audit scope or accounting principles. The opinions, however, did include an emphasis of a matter relating to uncertainty as to the litigation disclosed.

         In connection with the audits of the two most recent fiscal years and during any subsequent interim periods preceding the termination of Spicer, Jeffries, there did not develop any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction. Spicer, Jeffries had been the Company's independent certified accountants since approximately June, 1991.

         (b) As of December 22, 2000, the Company engaged Singer, Lewak, Greenbaum & Goldstein, LLP as the Company's independent auditors to replace Spicer, Jeffries.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (C) EXHIBITS.

         16.1 Letter RE Change in Certifying Accountant of Spicer, Jeffries & Co., dated December 27, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NEW FRONTIER MEDIA, INC.
                                          (Registrant)

December 28, 2000                         By: /S/ KARYN MILLER
                                          -----------------------
                                          Karyn Miller,
                                          Chief Financial Officer